

<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from Form 10-QSB for the quarter ended March 31, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               MAR-31-1999
<CASH>                                         520,592
<SECURITIES>                                         0
<RECEIVABLES>                                   70,418
<ALLOWANCES>                                         0
<INVENTORY>                                    247,630
<CURRENT-ASSETS>                             1,090,939
<PP&E>                                       7,984,777
<DEPRECIATION>                               2,412,060
<TOTAL-ASSETS>                              12,839,285  <F1>
<CURRENT-LIABILITIES>                        4,887,735  <F2>
<BONDS>                                              0
<PREFERRED-MANDATORY>                          250,000  <F3>
<PREFERRED>                                  1,462,983
<COMMON>                                       156,437
<OTHER-SE>                                  40,824,987
<TOTAL-LIABILITY-AND-EQUITY>                12,839,285  <F1>
<SALES>                                         95,980
<TOTAL-REVENUES>                               108,570
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,639,807
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             108,424  <F4>
<INCOME-PRETAX>                             (1,649,873) <F5>
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                (1,649,873) <F5>
<EPS-PRIMARY>                                    (0.11)
<EPS-DILUTED>                                    (0.11)


<F1> Includes ($451,462) cumulative foreign currency translation adjustment, applicable to the net assets of the Canadian joint venture [Tag # 18 & Tag # 25]

<F2> Current liabilities include current maturities of long-term debt-stockholders of which $1,495,000 due January 2, 2000, as amended, is due to officers or directors [Tag # 19]

<F3> Represents balance of 7% Series B Convertible Preferred Stock [Tag # 21]

<F4> Interest expense includes $42,834 of amortization of debt discount and expenses, a non-cash item [Tag # 32]

<F5> Represents loss available for common stockholders, after deducting $11,851 of Preferred Stock dividends [Tag #33 & Tag #39]

